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                                                            EXHIBIT NO. 99.4(b)

                              FORM OF EXHIBITS TO

                         INVESTMENT ADVISORY AGREEMENT

                                   APPENDIX A

                           FUNDS AND EFFECTIVE DATES

Fund                                          Effective Date
----                                          --------------

MFS Bond Fund                                 January 1, 2002
MFS Limited Maturity Fund                     January 1, 2002
MFS Municipal Limited Maturity Fund           January 1, 2002
MFS Intermediate Investment Grade Bond Fund   January 1, 2002
MFS Research Bond Fund                        January 1, 2002
MFS Research Bond Fund J                      October 17, 2002
MFS Emerging Opportunities Fund               January 1, 2002
MFS Large Cap Value Fund                      January 1, 2002
MFS High Quality Bond Fund                    January 1, 2002

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                                   APPENDIX B

                          COMPENSATION TO THE ADVISER

The investment advisory fee payable by each Fund shall be computed and paid monthly at the annual rate equal to that Fund's average daily net assets for its then current fiscal year noted below:

FUND                                         RATE
----                                         ----

MFS Bond Fund                                0.39% of the first $1.1 billion
                                             0.38% of the amount in excess
                                                   of $1.1 billion

MFS Limited Maturity Fund                    0.40%

MFS Municipal Limited Maturity Fund          0.40%

MFS Intermediate Investment Grade
  Bond Fund                                  0.50%

MFS Research Bond Fund                       0.50%

MFS Research Bond Fund J                     0.00%

MFS Emerging Opportunities Fund              0.75%

MFS Large Cap Value Fund                     0.75%

MFS High Quality Bond Fund                   0.50%